 SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Director – Finance & Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES:

THIRD QUARTER 2010 EARNINGS OF $9.4 MILLION, OR $0.24 PER DILUTED SHARE;

THIRD QUARTER 2010 ADJUSTED CASH FLOW OF $61.7 MILLION, OR $1.62 PER DILUTED SHARE

HOUSTON, November 4, 2010 – Swift Energy Company (NYSE: SFY) announced today earnings of $9.4 million for the third quarter of 2010, or $0.24 per diluted share, a 24% increase when compared to earnings of $7.6 million, or $0.21 per diluted share, in the third quarter of 2009.

Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 7 for reconciliation to the GAAP measure) for the third quarter 2010 increased 7% to $61.7 million, or $1.62 per diluted share, compared to $57.6 million, or $1.65 per diluted share, for the third quarter 2009.

Swift Energy produced 2.07 million barrels of oil equivalent (“MMBoe”) during the third quarter of 2010, which is a 7% decrease compared to third quarter 2009 production of 2.22 MMBoe and a 2% increase from second quarter 2010 levels.

Terry Swift, CEO of Swift Energy, commented, “During the third quarter, the limited availability of high pressure pumping services, combined with an overall increase in Eagle Ford drilling activity, has resulted in unexpected and uncontrollable service provider scheduling delays in South Texas, resulting in a significant backlog of industry wells awaiting fracture stimulation.  As of the end of the third quarter, Swift had 12 horizontal wells awaiting fracture stimulation.  Starting in the fourth quarter, Swift Energy began using our dedicated fracture stimulation equipment and services under the previously disclosed completion services agreement secured in the second quarter.  This increased control of our completion activity in South Texas, has improved our stimulation performance from one horizontal well completion per month during the third quarter to over four horizontal wells completed in October.  With our current level of drilling activity, we expect to have 9-12 horizontal wells awaiting fracture stimulation by the end of the year. This number of backlogged completions is above our original expectations and will result in lower full year production and lower year-end exit rate.

“The uncertainties in high pressure pumping service scheduling and performance for much of 2010 have led us to reduce our forecasted year-end corporate daily production rate to 26,000 to 28,000 net barrels of oil equivalent per day (“Boe/d”).  This new range represents a 15% - 24% increase from our third quarter average daily production rate of 22,500 Boe/d.  These unexpected scheduling issues mean that approximately 525,000 barrels of oil equivalent (“Boe”) of production will be delayed beyond year-end.  As a result, our full year 2010 production is expected to be 8.30 – 8.50 MMboe, which includes a 2% to 9% sequential increase in fourth quarter production over third quarter 2010 production levels.  Our focus on liquids-rich opportunities will result in our production mix remaining approximately 60% liquids at year-end 2010.  Based on our year to date drilling and appraisal program, we expect our year-end 2010 reserves to increase by 15% to 20% over last year’s year-end levels.

“Despite these unexpected scheduling delays, Swift Energy remains focused on long term development of our South Texas properties.  During the third quarter, in addition to securing three high power drilling rigs for our South Texas operations, we secured gathering and transportation agreements for natural gas that the Company will produce in Webb County, Texas.  We also extended our $500 million credit facility for five years, with the borrowing base currently set at $300 million.”

Revenues and Expenses

Total revenues for the third quarter of 2010 increased 10% to $105.6 million from the $96.3 million generated in the third quarter of 2009, primarily due to higher commodity prices.

Depreciation, depletion and amortization expense (“DD&A”) of $19.69 per barrel of oil equivalent (“Boe”) in the third quarter of 2010 increased from $18.48 per Boe of DD&A in the comparable period in 2009, due to a higher overall depletable full cost base.  Lease operating expenses, before severance and ad valorem taxes, were $10.12 per Boe in the third quarter 2010, an increase of 21% compared to $8.34 per Boe in the third quarter of 2009.  Lease operating expenses increased primarily as a result of higher workover projects and certain environmental clean-up costs.  Severance and ad valorem taxes decreased to $5.23 per Boe from $5.27 per Boe in the comparable period due to changes in our product mix.

General and administrative expenses increased to $4.21 per Boe during the third quarter of 2010 from $3.98 per Boe in the same period in 2009 due to an increase in office related costs and lower production levels.  Interest expense increased to $3.99 per Boe in the third quarter of 2010 compared to $3.31 per Boe for the same period in 2009 due to higher rates associated with long-term debt.

Production & Pricing

Swift Energy’s third quarter 2010 production was 2.07 MMBoe (approximately 22,500 Boe/d), a decrease of 7% when compared to 2009 third quarter production of 2.22 MMBoe.  Sequentially, production increased 2% from the 2.03 MMBoe (approximately 22,300 Boe/d) produced in the second quarter of 2010, as a result of our increased activity levels in South Texas.

The Company realized an aggregate average price of $51.06 per Boe during the quarter, an increase of 16% from the $44.14 per Boe average price received in the third quarter of 2009.  In the third quarter of 2010, average crude oil prices increased 12% to $76.39 per barrel from $68.15 per barrel realized in the same period in 2009.  For the same periods, average natural gas prices were $3.87 per thousand cubic feet (“Mcf”), an increase of 36% from the $2.84 per Mcf average price realized a year earlier.  Prices for natural gas liquids (“NGL”) averaged $39.88 per barrel in the third quarter for a 14% increase from third quarter 2009 NGL prices of $35.09 per barrel.

Third Quarter Drilling Activity

In the third quarter of 2010, Swift Energy drilled 17 operated development wells and also participated in two non-operated development wells.  The Company also drilled one operated exploration well and participated in one non-operated exploration well.

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In the Company’s South Texas core area in McMullen County, 3 operated horizontal development wells were drilled to the Eagle Ford shale and 5 operated horizontal development wells were drilled to the Olmos sand (one of which will be completed as a water source well after encountering mechanical difficulties).  Two non-operated horizontal development wells were drilled by a joint venture partner to the Eagle Ford shale, and 5 operated vertical development wells were drilled to the Olmos sand.  In LaSalle County, one operated horizontal exploration well was drilled to the Eagle Ford Shale.

In Swift Energy’s Southeast Louisiana core area, 4 development wells were drilled in the Lake Washington field.  3 of 4 have been completed, with one plugged and abandoned.

In the Burr Ferry field, in the Company’s Central Louisiana/East Texas core area, one non-operated exploration well was drilled by our joint venture partner to the Austin Chalk formation.

Swift Energy currently has 4 operated rigs and one non-operated rig drilling in its South Texas core area.  One operated rig and one non-operated rig are currently drilling in its Central Louisiana/East Texas core area.

Operations Update:

South Texas - Eagle Ford Operations

During the third quarter, the Company drilled the Quintanilla Me-You 1-H, PCQ 2-H and the PCQ 3-H in McMullen County to the Eagle Ford shale formation in the Company’s South Texas core area.  The Company completed testing of three horizontal Eagle Ford oil wells at an average rate of approximately 750 Boe/day per well.

A 12-stage fracture stimulation was performed on the Quintanilla Me-You 1-H.  This well’s initial production rate was 494 barrels of oil per day (“Bbls/d”) and 1.3 million cubic feet of gas per day (“MMcf/d”) with flowing casing pressure of 2,100 psi on an 18/64” choke.  The PCQ 2-H and PCQ 3-H wells are waiting on completion operations before they can be produced.

The Discher 1-H and the PCQ 4-H wells (drilled earlier in the year) were completed during the third quarter.  A-14 stage fracture stimulation was performed on The Discher 1-H.  This well’s initial production rate was 448 Bbls/d and 1.6 MMcf/d with flowing casing pressure of 3,275 psi on a 12/64” choke.  The PCQ 4-H was completed with a 13-stage fracture stimulation. This well’s initial production rate was 528 Bbls/d and 1.9 MMcf/d with flowing casing pressure of 4,903 psi on a 14/64” choke.

The Carden 1-H, an exploration well, was drilled to test the Eagle Ford shale formation on Swift Energy acreage in LaSalle County during the third quarter.  A 14-stage completion was performed on this well, which is in the process of flowing back and being brought on line.

The Company is currently drilling three operated horizontal wells targeting the Eagle Ford shale, one in McMullen County and two in Webb County.

Also in McMullen County, the Company’s joint venture partner drilled the Whitehurst JV 1-H and Bracken JV 6-H wells.  These wells are waiting on fracture stimulation operations.  The Bracken JV 3-H, a well drilled earlier in the year, was completed during the quarter with a 10-stage fracture stimulation.  This well’s initial production rate was 5.8 MMcf/d with flowing casing pressure of 5,753 psi on a 16/64” choke.  Another well, the Bracken JV 2-H is currently being fracture stimulated and will be online in the fourth quarter.  One non-operated rig is currently drilling in this area and will be active for the remainder of 2010.

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South Texas - Olmos Operations

Swift Energy drilled the AFP 3-H, the SBR 1-H, the AFP 4-H and the Whitehurst 1-H wells in the Olmos formation in McMullen County during the third quarter.  All of these wells are waiting on fracture stimulation operations.

During the third quarter, 5 vertical wells targeting oil in the Olmos formation in the northern portion of AWP were drilled.  At the end of the third quarter, three of these wells were completed and waiting to be put on production.  The initial production rate of the most recently completed well during the fourth quarter, the SMR 7, was 318 Bbls/d and 0.8 MMcf/d with flowing tubing pressure of 1,900 psi on a 12/64” choke.  This 2010 vertical drilling program was concluded after a 6th well was drilled early in the fourth quarter.

Southeast Louisiana

In its Southeast Louisiana core area at the Lake Washington field, the Company completed 3 of 4 wells drilled.  The CM #413 was drilled to a measured depth of 2,922 feet and encountered 48 feet of true vertical net pay.  This well has averaged approximately 270 gross Bbls/d of oil over the past thirty days.  The SL 17266 #25 was drilled to a measured depth of 5,037 feet and encountered 246 feet of true vertical net pay.  This well has averaged approximately 100 gross Bbls/d of oil over the past thirty days. The CM #414 was drilled to a measured depth of 1,622 feet and encountered 90 feet of true vertical pay.  This well was recently completed and will be tested following a facility upgrade.

Also during the quarter at the Lake Washington field, six sliding sleeve changes were performed during the quarter resulting in an average production increase of 277 gross barrels of oil equivalent per day per operation.

East Texas/Central Louisiana

In the Company’s East Texas/Central Louisiana core area, a non-operated well targeting the Austin Chalk was drilled and completed in the South Burr Ferry field.  Initial production test rates of this well were 13 Mmcf/d and 1,000 Bbls/d of gross production.  Swift Energy has a 50% working interest in this well, which will be produced to sales upon completion of a saltwater disposal well.  A second well in this area has been drilled and will be completed during the fourth quarter.

Price Risk Management

Swift Energy has purchased natural gas floors that will cover approximately 520,000 MMBtu’s of January 2011 natural gas production at an average NYMEX strike price of $3.87 per MMBtu.  On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call

Swift Energy will conduct a live conference call today, Thursday, November 4, at 9:00 a.m. CDT to discuss third quarter 2010 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on November 4 until November 11, by dialing 706-645-9291 and using Conference ID #14126229.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink.  This webcast will be available online and archived at the Company’s website.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves, availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or

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acquiring reserves, and disruption of operations.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION (1)
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010	2009	Percent Change		2010	2009	Percent Change
Revenues:
Oil & Gas Sales	$105,811	$97,952	8%		$320,887	$257,153	25%
Other	(165)	(1,689)	NM		1,505	(1,610)	NM
Total Revenue	$105,646	$96,263	10%		$322, 392	$255,543	26%
Income (Loss) From Continuing Operations	$9,403	$7,558	24%		$36,156	$(53,655)	167%
Basic EPS – Continuing Operations	$0.24	$0.21	14%		$0.94	$(1.66)	157%
Diluted EPS – Continuing Operations	$0.24	$0.21	14%		$0.93	$(1.66)	156%
Net Cash Provided By Operating Activities – Continuing Operations	$64,723	$62,603	3%		$193,741	$146,176	33%
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$1.70	$1.80	(5	) %	$5.10	$4.52	13%
Cash Flow Before Working Capital Changes(2) (non-GAAP measure) – Continuing Operations	$61,709	$57,608	7%		$191,360	$146,327	31%
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$1.62	$1.65	(2	) %	$5.04	$4.53	11%
Weighted Average Shares Outstanding (Basic)	37,880	34,723	(9	) %	37,792	32,310	(17	) %
Weighted Average Shares Outstanding (Diluted)	38,058	34,833	(9	) %	37,995	32,310	(18	) %
EBITDA (non-GAAP measure)	$65,117	$57,223	14%		$202,778	$143,283	42%
Production (MBoe) – Continuing Operations	2.07	2.22	(7	) %	6.14	6.84	(10	) %
Realized Price ($/Boe) – Continuing Operations	$51.06	$44.14	16%		$52.22	$37.59	39%

(1)	The production, revenue, expense, cash flow and income information reported are the results of continuing operations of Swift Energy.
(2)
See reconciliation on page 7.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

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Reconciliation of GAAP (a) to non-GAAP Measures
(Unaudited)
(In Thousands)

	Three Months Ended
	September 30, 2010	September 30, 2009
INCOME TO EBITDA RECONCILIATIONS:
Income from Continuing Operations	$9,403	$7,558	24%
Provision for Income Taxes	5,652	586
Interest Expense, Net	8,264	7,336
Depreciation, Depletion & Amortization & ARO (b)	41,798	41,743
EBITDA	$65,117	$57,223	14%

	Nine Months Ended
	September 30, 2010	September 30, 2009
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$36,156	$(53,655)	NM
Provision (Benefit) for Income Taxes	20,788	(32,451)
Interest Expense, Net	24,804	22,616
Depreciation, Depletion & Amortization & ARO (b)	121,030	127,461
Write-Down of Oil and Gas Properties	---	79,312
EBITDA	$202,778	$143,283	42%

	Three Months Ended
	September 30, 2010	September 30, 2009
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$64,723	$62,603	3%
Increases and Decreases In:
Accounts Receivable	1,114	(348)
Accounts Payable and Accrued Liabilities	(4,968)	(3,287)
Income Taxes Payable	(3)	52
Accrued Interest	843	(1,412)
Cash Flow Before Working Capital Changes – Continuing Operations	$61,709	$57,608	7%

	Nine Months Ended
	September 30, 2010	September 30, 2009
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$193,741	$146,176	33%
Increases and Decreases In:
Accounts Receivable	(1,837)	(2,874)
Accounts Payable and Accrued Liabilities	5,812	4,119
Income Taxes Payable	38	293
Accrued Interest	(6,394)	(1,387)
Cash Flow Before Working Capital Changes – Continuing Operations	$191,360	$146,327	31%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of September 30, 2010	As of December 31, 2009
Assets:
Current Assets:
Cash and Cash Equivalents	$5,508	$38,469
Other Current Assets	60,403	69,567
Current Assets Held for Sale	564	564
Total Current Assets	66,475	108,600
Oil and Gas Properties	3,763,427	3,492,980
Other Fixed Assets	37,309	37,130
Less-Accumulated DD&A	(2,333,367)	(2,214,146)
	1,467,369	1,315,964
Other Assets	13,079	10,201
	$1,546,923	$1,434,765
Liabilities:
Current Liabilities	$138,654	$103,604
Long-Term Debt	471,566	471,397
Deferred Income Taxes	150,803	123,577
Asset Retirement Obligation	58,650	55,298
Other Long-term Liabilities	1,811	1,990
Stockholders’ Equity	725,439	678,899
	$1,546,923	$1,434,765

Note: Items may not total due to rounding

SWIFT/8

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
(In Thousands Except Per Boe Amounts)

	Three Months Ended		Nine Months Ended
	Sept. 30, 2010	Per Boe	Sept. 30, 2010	Per Boe
Revenues:
Oil & Gas Sales	$105,811	$51.07	$320,887	$52.22
Other Revenue	(165)	(0.08)	1,505	0.25
	105,646	50.99	322,392	52.47
Costs and Expenses:
General and Administrative, net	8,722	4.21	26,010	4.23
Depreciation, Depletion & Amortization	40,800	19.69	118,103	19.22
Accretion of Asset Retirement Obligation (ARO)	998	0.48	2,927	0.48
Lease Operating Costs	20,977	10.12	59,561	9.69
Severance & Other Taxes	10,830	5.23	34,043	5.54
Interest Expense, Net	8,264	3.99	24,804	4.04
Total Costs & Expenses	$90,591	$43.72	$265,448	$43.20
Income from Continuing Operations Before Income Taxes	15,055	7.27	56,944	9.27
Provision for Income Taxes	5,652	2.73	20,788	3.38
Income from Continuing Operations	$9,403	$4.54	$36,156	$5.88
Loss from Discontinued Operations, Net of Taxes	(73)	NM	(162)	NM
Net Income	$9,330	NM	$35,994	NM

Additional Information:
Total Capital Expenditures	$111,460		$270,626
Capitalized Geological & Geophysical	$5,792		$17,502
Capitalized Interest Expense	$1,865		$5,520
Deferred Income Tax	$5,649		$26,151

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Nine Months Ended
	September 30, 2010	September 30, 2009
Cash Flows From Operating Activities:
Net Income (Loss)	$35,994	$(53,870)
Plus Loss From Discontinued Operations, Net of Taxes	162	215
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	118,103	125,310
Write-down of Oil and Gas Properties	---	79,312
Accretion of Asset Retirement Obligation (ARO)	2,927	2,151
Deferred Income Taxes	26,151	(21,927)
Stock Based Compensation Expense	7,550	6,854
Other	473	8,282
Change in Assets and Liabilities -
Decrease in Accounts Receivable	1,837	2,874
Decrease in Accounts Payable and Accrued Liabilities	(5,812)	(4,119)
Decrease in Income Taxes Payable	(38)	(293)
Increase in Accrued Interest	6,394	1,387
Cash Provided by Operating Activities – Continuing Operations	193,741	146,176
Cash (Used in) Operating Activities – Discontinued Operations	(29)	(366)
Net Cash Provided by Operating Activities	193,712	145,810

Cash Flows From Investing Activities:
Additions to Property and Equipment	(228,379)	(164,504)
Proceeds from the Sale of Property and Equipment	133	4,589
Cash Used in Investing Activities – Continuing Operations	(228,246)	(159,915)
Cash Provided by Investing Activities – Discontinued Operations	5,000	5,000
Net Cash Used in Investing Activities	(223,246)	(154,915)

Cash Flows From Financing Activities:
Net Payments of Bank Borrowings	---	(99,900)
Net Proceeds From Issuance of Common Stock	1,829	109,722
Purchase of Treasury Shares	(1,775)	(846)
Payments of Debt Issuance Costs	(3,481)	---
Cash Provided by (Used in) Financing Activities – Continuing Operations	(3,427)	8,976
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by (Used in) Financing Activities	(3,427)	8,976
Net Decrease in Cash and Cash Equivalents	(32,961)	(129)

Cash and Cash Equivalents at the Beginning of the Period	38,469	283
Cash and Cash Equivalents at the End of the Period	$5,508	$154

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SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended				Three Months Ended
	Sept. 30, 2010	June 30, 2010	Percent Change		Sept. 30, 2009	Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,072	2,028	2%		2,219	(7	) %
Natural Gas (Bcf)	4.87	4.62	5%		5.17	(6	) %
Crude Oil (MBbl)	1,005	979	3%		1,078	(7	) %
NGL (MBbl)	256	279	(8	) %	279	(8	) %

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$51.06	$51.80	(1	) %	$44.14	16%
Natural Gas ($/Mcf)	$3.87	$3.72	4%		$2.84	36%
Crude Oil ($/Bbl)	$76.39	$77.83	(2	) %	$68.15	12%
NGL ($/Bbl)	$39.88	$41.92	(5	) %	$35.09	14%

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SWIFT ENERGY COMPANY
FOURTH QUARTER AND FULL YEAR 2010
GUIDANCE ESTIMATES

	Actual For Third Quarter 2010	Guidance For Fourth Quarter 2010			Guidance For Full Year 2010

Production Volumes (MMBoe)	2.07	2.16	-	2.36	8.30	-	8.50

Production Mix:
Natural Gas (Bcf)	4.87	5.34	-	5.83	19.60	-	20.10
Crude Oil (MMBbl)	1.01	0.99	-	1.09	3.92	-	4.02
Natural Gas Liquids (MMBbl)	0.256	0.28	-	0.30	1.11	-	1.14
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	($0.51)	($0.50)	-	($1.00)	($0.50)	-	($1.00)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	$0.18	($1.00)	-	($2.00)	($1.00)	-	($2.00)
NGL (per Bbl)
Percent of NYMEX Crude	52%	50%	-	60%	50%	-	60%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$10.12	$9.50	-	$10.45	$9.65	-	$9.90
Severance & Ad Valorem Taxes (as % of Revenue dollars)	10.2%	10.0%	-	11.0%	10.0%	-	11.0%
Other Costs:
G&A per Boe	$4.21	$3.80	-	$4.20	$4.00	-	$4.25
Interest Expense per Boe	$3.99	$3.70	-	$4.05	$3.90	-	$4.10
DD&A per Boe	$19.69	$19.75	-	$20.00	$19.25	-	$19.50
Supplemental Information:
Capital Expenditures
Operations	$103,803	$91,874	-	$111,574	$340,000	-	$356,000
Acquisition/Dispositions, net	---	-	-	-	-	-	-
Capitalized G&G (Note 4)	$5,792	$ 5,700	-	$ 5,900	$23,000	-	$25,000
Capitalized Interest	$1,865	$ 1,800	-	$ 1,900	$7,000	-	$ 9,000
Total Capital Expenditures	$111,460	$99,374	-	$119,374	$370,000	-	$390,000

Basic Weighted Average Shares	37,880	37,900	-	38,100	37,700	-	37,900
Diluted Computation:
Weighted Average Shares	38,058	38,100	-	38,300	38,000	-	38,200

Effective Tax Rate	37.5%	36.0%	-	38.0%	36.0%	-	38.0%
Deferred Tax Percentage	100%	90%	-	100%	95%	-	100%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.

16825 Northchase Drive, Suite 400, Houston, Texas 77060
www.SwiftEnergy.com

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